EXHIBIT g.1




                               AETNA MUTUAL FUNDS
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

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                               AETNA MUTUAL FUNDS
                               ------------------
                             MUTUAL FUND CUSTODY AND
                             -----------------------
                               SERVICES AGREEMENT
                               ------------------

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                                TABLE OF CONTENTS
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SECTION                                                                   PAGE
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DEFINITION....................................................................1
ARTICLE I - CUSTODY...........................................................4
     1.  Appointment of Custodian.............................................4
     2.  Custody of Cash and Securities.......................................4
     3.  Settlement of Fund Transactions......................................9
     4.  Lending of Securities................................................9
     5.  Persons Having Access to Assets of the Fund..........................9
     6.  Standard of Care; Scope of Custodial Responsibilities...............10
     7.  Appointment of Subcustodians........................................12
     8.  Overdraft Facility and Security for Payment.........................12
     9.  Tax Obligations.....................................................13
ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES................................14
     1.  Delegation..........................................................14
     2.  Changes to Appendix C...............................................14
     3.  Reports to Board....................................................14
     4.  Monitoring System...................................................14
     5.  Standard of Care....................................................14
     6.  Use of Securities Depositories......................................14
ARTICLE III - Information Services...........................................14
     1.  Risk Analysis.......................................................14
     2.  Monitoring of Securities Depositories...............................15
     3.  Use of Agents.......................................................15
     4.  Exercise of Reasonable Care.........................................15
     5.  Liabilities and Warranties..........................................15
ARTICLE IV - GENERAL PROVISIONS..............................................15
     1.  Compensation........................................................15
     2.  Insolvency of Foreign Custodians....................................16
     3.  Liability for Depositories..........................................16
     4.  Damages.............................................................16
     5.  Indemnification; Liability of the Fund..............................16
     6.  Force Majeure.......................................................16
     7.  Termination.........................................................17
     8.  Inspection of Books and Records.....................................17
     9.  Miscellaneous.......................................................18
APPENDIX A.....Authorized Persons............................................21
APPENDIX B.....Fund Officers.................................................22
APPENDIX C.....Selected Countries............................................23
APPENDIX D.....Information Services Agreement................................24
APPENDIX E.....Funds Covered by Agreement....................................27

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                             MUTUAL FUND CUSTODY AND
                             -----------------------
                               SERVICES AGREEMENT
                               ------------------

        This AGREEMENT is effective as of June 28, 2001, and is between the mutual funds listed on Appendix E attached hereto, on behalf of themselves or on behalf of each series thereof, as applicable (the "AETNA MUTUAL FUNDS," or the "Fund"), each either a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts or a corporation organized under the laws of the State of Maryland and having its principal office and place of business at 10 State House Square, Hartford, CT 06101, and MELLON BANK, N. A. (the "Custodian"), a national banking association with its principal place of business at One Mellon Financial Center, Pittsburgh, PA 15258.

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Fund and the Custodian desire to amend and restate the terms of their existing custody agreement to reflect the changes to Rules 17f-5 and 17f-7, and to set forth their agreement with respect to the custody of the Fund's Securities and cash and the processing of Securities transactions;

        WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager; and

        WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II;

        WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

        NOW THEREFORE, the Fund and the Custodian agree as follows:

DEFINITIONS
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The following words and phrases, unless the context requires otherwise, shall have the following meanings:

         1. "ACT": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

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         2.       "AGREEMENT": this agreement and any amendments.

         3. "ASSETS": any of the Fund's investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         4. "AUTHORIZED PERSON": any member of the Fund's Board, the Fund's President, Vice President, Secretary or Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of the Fund as set forth in Appendix A, the List of Authorized Persons or such other List as may be received by the Custodian from time to time.

         5. "BOARD": the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.

         6. "BOOK-ENTRY SYSTEM": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

         7. "BUSINESS DAY": any day on which the Fund, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

         8. "COUNTRY RISK": all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including Securities Depositories), prevailing or developing custody and settlement practices and laws applicable to the safekeeping and recovery of Assets held in custody.

         9. "ELIGIBLE SECURITIES DEPOSITORY": the meaning of the term set forth in Rule 17f-7(b)(1).

         10. "FOREIGN CUSTODIAN": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government;
                  (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Fund.

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         11.      INSTRUCTIONS: Unless specified to the contrary "Instructions"
                  shall mean both Written Instructions and Oral Instructions

                  (a) "Oral Instructions": As used in this Agreement, the term
                      "Oral Instructions" means oral instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person. The Fund agrees to deliver to the Custodian Written Instructions confirming Oral Instructions.

                  (b) "Written Instructions": As used in this Agreement, the term "Written Instructions means written instructions delivered by hand (including Federal Express or other express courier), certified or registered mail, return receipt requested, tested telegram, cable, telex or facsimile sending device, received by the Custodian and signed by an Authorized Person and shall also include computer transmission with coded access as agreed upon by the Custodian and the Fund.

         12.     "PRIMARY CUSTODIAN": the meaning set forth in Rule 17f-7(b)(2).

         13. "PROSPECTUS": the Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

         14.     "RISK ANALYSIS": the analysis required under Rule
                 17f-7(a)(i)(1)(A).

         15.     "RULES 17f-4, 17f-5 AND 17f-7": such Rules as promulgated under
                  Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

         16. "SECURITY" or "SECURITIES": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Fund.

         17. "SECURITIES DEPOSITORY": a system for the central handling of securities as defined in Rule 17f-4.

         18. "SELECTED COUNTRIES": the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with
                  Article II.

         19.     "SHARES": shares of the Fund, however designated.

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                                    ARTICLE I
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                               CUSTODY PROVISIONS
                               ------------------

1. APPOINTMENT OF CUSTODIAN. The Board appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

2.       CUSTODY OF CASH AND SECURITIES.

         (a) Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Fund with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Fund deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

         (b) Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Fund shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Fund.

                  (1)  In payment for Securities purchased for the Fund;

                  (2) In payment of dividends or distributions with respect to Shares;

                  (3) In payment for Shares which have been redeemed by the Fund;

                  (4)  In payment of taxes;

                  (5) When Securities are called, redeemed, retired, or otherwise become payable;

                  (6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

                  (7) Upon conversion of Securities pursuant to their terms into other securities;

                  (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

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                  (9)  For the payment of interest, management or supervisory fees, distributions or operating expenses of the Fund(s);

                  (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund. The Custodian may not use Securities for such payment unless the Custodian has received from the investment adviser to the Fund a list of Securities, all or any of which the Custodian shall have the right to sell, assign or deliver at a private or public sale. The Fund shall direct its investment adviser upon request from the Custodian to promptly select and list for the Custodian liquid and readily marketable Securities to be sold in order to pay amounts owed by the Fund to the Custodian. In the event that the investment advisor does not promptly provide such a list of Securities, the Fund will promptly provide the Custodian with such a list. In the event that the Fund does not do so, the Custodian, after reasonable notice to the Fund, may sell a pro rata portion of each Security to cover such fees and expenses;

                  (11) In connection with any borrowings by the Fund or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

                  (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Fund.

                  (13) For the purpose of redeeming Shares of the capital stock of the Fund and the delivery to, or the crediting to the account of, the Custodian or the Fund's transfer agent, such Shares to be purchased or redeemed;

                  (14) For the purpose of redeeming in kind Shares of the Fund against delivery to the Bank, its Subcustodian or the Fund's transfer agent of such shares to be so redeemed;

                  (15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

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                  (16) For spot or forward foreign exchange transactions to
                       facilitate security trading, receipt of income from Securities or related transactions;

                  (17) Upon the termination of this Agreement; and

                  (18) For other proper purposes as may be specified in
                       Instructions issued by an officer of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a statement that the purpose is a proper purpose under the instruments governing the Fund.

         (c) Actions Which May Be Taken without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

                  (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account, in any case where the Custodian does not receive any payment due to the Fund within a reasonable timeafter the Custodian has made proper demands for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands;

                  (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments (which are owned by the Fund and held by the Custodian or its nominees) where such dates are not published in sources routinely used by the Custodian provided that the Custodian has exercised reasonable care in the selection and use of such sources. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification which is received by the Custodian or its subcustodians from a third party and which the Custodian may furnish to the Fund with respect to put bonds or similar instruments;

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                  (3)  Surrender Securities in temporary form for definitive
                       Securities;

                  (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund;

                  (5) Submit or cause to be submitted to the Fund or its investment advisor as designated by the Fund information actually received by the Custodian regarding ownership rights pertaining to property held for the Fund;

                  (6) Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the mandatory liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (7) Deliver or cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the mandatory reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the Fund and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

                  (10) Deliver Securities owned by the Fund to the issuer
                       thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments where such dates are not published in sources routinely used by the Custodian which are owned by the Fund and held by the Custodian or its nominee provided that the Custodian has used reasonable care in the selection and use of such sources. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the

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                       Fund for any missed payment or other default
                       resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification which is received by the Custodian or its subcustodians from a third party and which the Custodian may furnish to the Fund with respect to put bonds or similar investments;

                  (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund on the same day as received provided that such checks, drafts and orders are received on a time mutually agreed by the parties; and

                  (12) Execute any and all documents, agreements or other
                       instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

         (d) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during the day. Where securities purchased by the Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for the Fund under this Custody Agreement.

         (e) Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of the Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of the Fund in the name of the Fund, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

         (f) Segregated Accounts. In accord with Instructions, the Custodian will from time to time establish segregated accounts on behalf of the Fund to hold and deal with specified assets.

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3.       SETTLEMENT OF FUND TRANSACTIONS.

         (a) Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

         (b) Contractual Income. Unless the parties agree to the contrary, the Custodian shall credit the Fund, in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, where the Custodian does not receive any payment due to the Fund within a reasonable time after the Custodian has made reasonable demand for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and twenty-four (24) hours after such notice to the Fund, the Custodian shall have the right to reverse such accounting entries with back value to the contractual payment date.

         (c) Contractual Settlement. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, where the Custodian does not receive any payment due to the Fund within a reasonable time after the Custodian has made reasonable demand for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and twenty-four (24) hours after such notice to the Fund, it shall have the right to reverse with back value to the contractual settlement date any entry relating to such contractual settlement.

4. LENDING OF SECURITIES. The Custodian may lend the assets of the Fund in accordance with the terms and conditions of a separate securities lending agreement.

5.       PERSONS HAVING ACCESS TO ASSETS OF THE FUND.

         (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person.

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                  No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Fund.

         (b) Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund's administrator, from giving Instructions to the Custodian so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 5.

6.       STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES.

         (a) Standard of Care. In performing under this Agreement Custodian shall be required to exercise reasonable care and diligence and to act in good faith and to use its best efforts to assure the accuracy and completeness of all services performed.

                  (1) Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian. The Custodian represents and warrants that it presently maintains a blanket bond ("Bond") which provides standard fidelity and non-negligent loss coverage with respect to securities which may be held by the Custodian. The Custodian agrees that if at any time the Custodian for any reason discontinues such coverage, it shall immediately notify the Fund in writing. The Custodian represents that only the named insured on the Bond, which includes the Custodian but not any of the Custodian's customers, is directly protected against loss.

                  (2) The Custodian may, with respect to questions of law involved in any action to be taken or omitted by the Custodian pursuant to the Agreement, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel. If the Custodian obtains the prior approval of the Fund, which approval shall not be unreasonably withheld, any such expenses shall be paid by the Fund, and the Custodian shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion, provided, however, that the Custodian shall be required to conform to the relevant standard of care under this Agreement.

         (b) Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

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                  (1)  The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

                  (2) The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  (3) The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

                  (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                  (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                  (6) The legality of the declaration or payment of any distribution of the Fund;

                  (7) The legality of any borrowing for temporary administrative or emergency purposes.

         (c) No Liability until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money.

         (d) Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Fund from the Fund's transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

         (e) Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

         (f) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of its governing instruments or Prospectus.

         (g) Reliance on Instructions. The Custodian shall be entitled to rely upon any Written Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Fund. Where the Custodian is issued Oral Instructions, the Fund acknowledges that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Fund shall not be affected if such confirmation is not received or is contrary to Oral Instructions given. The Custodian shall be under no duty to question any direction of an Authorized Person to review any property held in the account, to make any suggestions with respect to the investment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian.

7. APPOINTMENT OF SUBCUSTODIANS. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Fund. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed. Any subcustodian appointed pursuant to this provision must meet the requirements of the Act regarding U. S. or foreign custody, as applicable.

8. OVERDRAFT FACILITY AND SECURITY FOR PAYMENT. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon from time to time, by the Custodian and the Fund or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Fund acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Fund expenses. The Custodian shall promptly notify the Fund (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, the Fund hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Fund's account from time to time in the full amount of such Overdraft. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund's account and to liquidate Securities in the account as necessary to meet the Fund's obligations under the Overdraft. Prior to liquidation of Securities the Custodian shall request that the Fund provide or direct its investment adviser to provide a list of the Securities to be sold to meet the Fund's obligations. In the event that the Fund or the investment advisor does not promptly provide such a list of Securities, the Custodian, after notice to the Fund, may liquidate Securities in an amount necessary to meet the Fund's overdraft obligations. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9. TAX OBLIGATIONS. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the Account, the Custodian shall perform the following services with respect to Tax Obligations:

         (a) the Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; and

         (b) the Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the Account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                                   ARTICLE II
                                   ----------

                        FOREIGN CUSTODY MANAGER SERVICES
                        --------------------------------

1. DELEGATION. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2. CHANGES TO APPENDIX C. Appendix C may be amended from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Fund.

3. REPORTS TO BOARD. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in Fund's foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund.

4. MONITORING SYSTEM. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5.       STANDARD OF CARE. In exercising the delegated authority under this
Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

6. USE OF SECURITIES DEPOSITORIES. In exercising its delegated authority, the Custodian may assume, unless instructed in writing to the contrary, that the Board or the Fund's investment adviser has determined, pursuant to Rule 17f-7, to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Fund with a Risk Analysis.


                                   ARTICLE III
                                   -----------

                              INFORMATION SERVICES
                              --------------------

1. RISK ANALYSIS. The Custodian will provide the Fund and the Fund's investment adviser with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund and the Fund's investment adviser. If a new

Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund and the Fund's investment adviser with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. MONITORING OF SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian will monitor the appropriateness of maintaining assets with each Foreign Custodian which is appointed by the Custodian as required under Rule 17f-5(c)(3) and the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund with a Risk Analysis as required under Rule 17f-7(a)(l)(i). The Custodian will promptly notify the Fund or its investment adviser of any material change in these risks.

3. USE OF AGENTS. The Custodian may and intends to employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. EXERCISE OF REASONABLE CARE. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this
Article III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this
Article III.

5. LIABILITIES AND WARRANTIES. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.


                                   ARTICLE IV
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

1.       COMPENSATION.

         (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule, which may be modified upon mutual written agreement of the parties.

         (b) The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

         (c) If not paid directly or timely by the Fund, the Custodian may charge against assets held on behalf of the Fund compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of the Fund the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2. INSOLVENCY OF FOREIGN CUSTODIANS. The Custodian shall be responsible for losses or damages suffered by the Fund arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Fund with a Securities Depository.

4. DAMAGES. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5.       INDEMNIFICATION; LIABILITY OF THE FUND.

         (a) The Fund shall indemnify and hold the Custodian harmless from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the Custodian's negligence or willful misconduct.

         (b) The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Directors, Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

6. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems not within the reasonable control of the Custodian; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7.       TERMINATION.

         (a) Either party may terminate this Agreement by giving the other party ninety (90) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, the Fund's Board shall designate a successor.

         (b) In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, designate a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act for the Fund. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

         (c) Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Fund.

         (d) In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

         (e) The obligations of the Fund to compensate the Custodian for services performed by the Custodian for the Fund, and to reimburse or indemnify the Custodian for any expense, loss or liability incurred, or funds advanced, by the Custodian, while serving as Custodian under the Agreement shall survive the termination of this Agreement and the Custodian's rights with respect thereto shall not be transferred to any successor custodian.

8. INSPECTION OF BOOKS AND RECORDS. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9. COOPERATION WITH ACCOUNTANTS. The Custodian shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required from time to time by the Fund.

10. CONFIDENTIALITY. The Custodian agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

11. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

12.      MISCELLANEOUS.

         (a) Appendix A is a List of Authorized Persons (the "List") signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new List when the List of Authorized Persons is changed in any way. Until a new List is received, the Custodian shall be fully protected in acting upon Oral and Written Instructions from Authorized Persons as set forth in the last delivered List.

         (b) Appendix B is a certificate signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certificate when any changes are made. Until a new certificate is received, the Custodian shall be fully protected in relying upon the last delivered certificate.

         (c) Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

                                  The Custodian:

                                  Mellon Bank
                                  One Mellon Bank
                                  Room 1035
                                  Pittsburgh, PA  15258-0001
                                  Attn: Richard L. Marchione

                                  The Fund:

                                  AETNA MUTUAL FUNDS
                                  10 State House Square
                                  Hartford, Connecticut 06103
                                  Attn. Stephanie DeSisto
                  or at such other place as the parties may from time to time designate to the other in writing.

         (d) This Agreement may not be amended or modified except by a written agreement executed by both parties.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may with prior written notice to the Fund assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

         (f) Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

         (g) The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

         (h) The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Fund's Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement.

         (i) This Agreement shall be construed in accordance with the laws of The Commonwealth of Pennsylvania.

         (j) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (k) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

         (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

The Custodian acknowledges that the Fund is a Massachusetts business trust, and that it is required by the Trust Agreement to limit its liability in all agreements to the assets of the Fund. Consequently, to the extent required by the Trust Agreement Custodian agrees that any claims by it against the Fund may be satisfied only from the assets of the Fund, and no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations arising out of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                    AETNA MUTUAL FUNDS

                                    By:    /s/ Stephanie A. DeSisto
                                           ------------------------
                                    Name:  Stephanie A. DeSisto
                                    Title: Treasurer



                                    MELLON BANK, N. A.

                                    By:    /s/ Richard L. Marchione
                                           ------------------------
                                    Name:  Richard L. Marchione
                                    Title: Vice President

                                    RICHARD L. MARCHIONE
                                    VICE PRESIDENT
                                    MELLON BANK, N.A.

                                   APPENDIX A
                                   ----------

                           LIST OF AUTHORIZED PERSONS
                           --------------------------

         I, Michael Gioffre, the Secretary of AETNA MUTAL FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), do hereby certify that:

         The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and the specimen signatures set forth opposite their respective names are their true and correct signatures:

       Name                                       Signature
       ----                                       ---------



J. Scott Fox                      /s/ J. Scott Fox


Stephanie A. DeSisto              /s/ Stephanie A. DeSisto


                                  -------------------------------------


                                  -------------------------------------


                                  -------------------------------------


                                  -------------------------------------


                                  -------------------------------------

                                  -------------------------------------


                                      By:
                                               /s/ Michael Gioffre
                                               Secretary
                                               Dated: 7/14/01

                                   APPENDIX B
                                   ----------

                                  FUND OFFICERS
                                  -------------


         I, Michael Gioffre, the Secretary of AETNA MUTUAL FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), do hereby certify that:

         The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                       Position            Signature
----                       --------            ---------

J. Scott Fox               President           /s/ J. Scott Fox

Stephanie A. DeSisto       Treasurer           /s/ Stephanie A. DeSisto

Michael Gioffre            Secretary           /s/ Michael Gioffre

Wayne Baltzer              Vice President      /s/ Wayne Baltzer



                                    By:   /s/ Michael Gioffre
                                          Secretary
                                          Dated: 7/14/01

                                   APPENDIX C
                                   ----------

                               SELECTED COUNTRIES
                               ------------------

[List]















"*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon's usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks."

                                   APPENDIX D
                                   ----------

                    ANCILLARY INFORMATION SERVICES AGREEMENT
                    ----------------------------------------

         Until Custodian provides a Risk Analysis pursuant to Article III of the Agreement with respect to a Securities Depository operating in a particular country as set forth on Appendix C, the following sets forth our agreement with respect to the delivery of certain information to the Board or its agents as requested by the Board from time to time. These terms shall control over the provisions of Article III of this Agreement but shall cease to apply as to any country for which Custodian provides a Risk Analysis for one or more Securities Depositories operating therein. Otherwise, unless continued as provided below, these provisions shall expire on July 2, 2001.

         After expiration, the information set forth in Sections 2, A and B below may be provided as agreed upon from time to time in writing between the Fund and the Custodian subject to Section 3 hereof.

1. PROVISION OF INFORMATION. In accordance with the provisions of this Information Services Agreement, the Custodian agrees to provide to the Board, or at the direction of the Board, the Fund's investment advisors, the information set forth in Section 2, below, with respect to Foreign Custodians and Securities Depositories which hold Securities, Assets, or other property of the Fund and the systems and environment for securities processing in the jurisdiction in which such Foreign Custodians or Securities Depositories are located. The Custodian shall provide only that portion of such information as is reasonably available to it.

2. INFORMATION TO BE PROVIDED.

   A.  COUNTRY INFORMATION
       o Settlement Environment
       o Depository
       o Settlement Period
       o Trading
       o Security Registration
       o Currency
       o Foreign Investment Restrictions
       o Entitlements
       o Proxy Voting
       o Foreign Taxation

   B.  SUBCUSTODIAN INFORMATION
       o Financial Information
       o Regulator
       o External Auditor
       o How Securities are Held

       o Operational Capabilities
       o Insurance Coverage

   C.  DEPOSITORY INFORMATION (IF APPLICABLE TO THE COUNTRY)
       o Name
       o Information relative to Determining Compulsory or Voluntary Status of the Facility
       o Type of Entity
       o Ownership Structure
       o Operating History
       o Eligible Instruments
       o Security Form
       o Financial Data
       o Regulator
       o External Auditor

   D.  INFORMATION ON THE FOLLOWING LEGAL QUESTIONS

       o Would the applicable foreign law restrict the access afforded the independent public accountants of the Fund to books and records kept by a Foreign Custodian?

       o Would the applicable foreign law restrict the ability of the Fund to recover its assets in the event of bankruptcy of the Foreign Custodian?

       o Would the applicable foreign law restrict the ability of the Fund to recover assets that are lost while under the control of the Foreign Custodian?

       o What are the foreseeable difficulties in converting the Fund's cash into U.S. dollars?

3. LIABILITY AND WARRANTIES. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information. The Custodian makes no other warranty or representation, either express or implied, as to the merchantability or fitness for any particular purpose of the information provided under this Appendix D.

Acknowledged:


/s/ Stephanie A. DeSisto                           /s/ Richard Marchione
Fund                                                     Custodian
Treasurer                                                Vice President

                                   APPENDIX E

                   AETNA MUTUAL FUNDS PARTY TO THIS AGREEMENT

AETNA SERIES FUND, INC., on behalf of
         Aetna Money Market Fund
         Aetna Bond Fund
         Aetna Balanced Fund
         Aetna Growth and Income Fund
         Aetna Government Fund
         Aetna Small Company Fund
         Aetna Growth Fund
         Aetna Ascent Fund
         Aetna Crossroads Fund
         Aetna Legacy Fund
         Aetna Index Plus Large Cap Fund
         Aetna Index Plus Mid Cap Fund
         Aetna Index Plus Small Cap Fund
         Aetna Technology Fund
         Aetna Value Opportunity Fund
         Aetna Principal Protection Fund I
         Aetna Principal Protection Fund II
         Aetna Principal Protection Fund III
         Aetna Principal Protection Fund IV
         Aetna Index Plus Protection Fund
         Brokerage Cash Reserves

AETNA GENERATION PORTFOLIOS, INC., on behalf of
         Aetna Ascent VP
         Aetna Crossroads VP
         Aetna Legacy VP

AETNA VARIABLE PORTFOLIOS, INC., on behalf of
         Aetna Growth VP
         Aetna Small Company VP
         Aetna Value Opportunity VP
         Aetna Technology VP
         Aetna Index Plus Large Cap VP
         Aetna Index Plus Mid Cap VP
         Aetna Index Plus Small Cap VP

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

AETNA VARIABLE FUND

AETNA BALANCED VP, INC.

AETNA VARIABLE ENCORE FUND

AETNA INCOME SHARES

AETNA GET FUND, on behalf of
         Series C
         Series D
         Series E
         Series F
         Series G
         Series H
         Series I
         Series J
         Series K
         Series L
         Series M
         Series N
         Series P

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